EXHIBIT 10.2

Rayonier Inc.
Executive Severance Pay Plan

Human Resources
October 2020

104069767.4

Rayonier Inc.
EXECUTIVE SEVERANCE PAY PLAN
1.Purpose
The Compensation and Management Development Committee of the Board of Directors of Rayonier Inc. recognizes that, as with many publicly held corporations, there exists the possibility of a Change in Control of the Company. This possibility and the uncertainty it creates may result in the loss or distraction of senior executives of the Company, to the detriment of the Company and its shareholders.
Accordingly, the Committee has determined that appropriate steps should be taken to assure the Company of the continued employment, attention and dedication to duty of its senior executives-including maintaining professionalism, indifference and objectivity in negotiating with a potential acquirer and to seek to ensure the availability of their continued service, notwithstanding the possibility, threat, or occurrence of a Change in Control.
Therefore, in order to fulfill the above purposes, this Executive Severance Pay Plan is adopted and amended effective as specified in Section 17.
The definitions of capitalized terms are located in Section 8.
2.Covered Employees
Covered employees under this Plan are those full-time, regular executive salaried employees of the Company, who are identified and designated as Tier I or Tier II on Appendix A attached hereto (each an "Executive"), as such Appendix A may be amended by the Committee from time to time prior to a Change in Control.
An Executive shall cease to be a participant in this Plan only as a result of termination or amendment of this Plan complying with Section 13, or when he or she ceases to be a full time employee of the Company, unless, at the time he or she ceases to be an employee, such Executive is entitled to payment of Separation Benefits as provided in this Plan or there has been an event or occurrence that constitutes Good Reason after a Change in Control that would enable Executive to terminate his or her employment and receive Separation Benefits. An Executive entitled to payment of Separation Benefits under the Plan shall remain a participant in the Plan until the full amount of the Separation Benefits has been paid to Executive.
3.Upon a Qualifying Termination
a.Qualifying Termination. If, within two years following a Change in Control, (a) an Executive terminates his or her full time employment for Good Reason, or (b) the Company terminates an Executive's full time employment, the Executive shall be provided Scheduled Severance Pay and Additional Severance (collectively, “Separation

Benefits”) in accordance with the terms of this Plan, except that Separation Benefits shall not be payable where Executive:
•    is terminated for Cause;
•    voluntarily resigns (including normal retirement), other than for Good Reason;
•    voluntarily fails to return from an approved leave of absence (including a medical leave of absence); or
•    terminates employment as a result of Executive's death or Disability.
Any non-excepted termination is a "Qualifying Termination."
b.Definitions Related to Qualifying Termination. For purposes of this Section 3, the following terms have the indicated definitions:
"Cause" shall mean with respect to any Executive: (i) the willful and continued failure of Executive for a period of ninety (90) days to perform substantially Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Executive by the Board of Directors of the Company that specifically identifies the manner in which the Board believes that Executive has not substantially performed Executive's duties, or (ii) the engaging by Executive in illegal conduct or gross misconduct that is demonstrably injurious to the Company. For purposes of this definition, no act or failure to act on the part of Executive shall be considered "willful" unless it is done, or omitted to be done, by Executive without reasonable belief that Executive's action or omission was in the best interests of the Company. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board of Directors or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and, in the best interests of the Company. An Executive shall be deemed to have engaged in illegal conduct and shall be subject to termination for Cause if Executive has been indicted or charged by any prosecuting agency with the commission of a felony.
"Disability" shall mean an illness or injury that has prevented Executive from performing his or her duties (as they existed immediately prior to the illness or injury) on a full-time basis for 180 consecutive business days.
"Good Reason" shall mean, with respect to any Executive: (i) the assignment to Executive of any duties inconsistent in any respect with Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities immediately before the Change in Control, or any other action by the Company that results in a significant diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive; (ii) any material reduction in Executive's Base Pay, opportunity to earn annual bonuses or other compensation or employee benefits, other than as a result of an isolated and inadvertent action not taken in bad faith and that is remedied by the

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Company promptly after receipt of notice thereof given by Executive; (iii) the Company's requiring Executive to relocate his or her principal place of business to a place which is more than thirty-five (35) miles from his or her previous principal place of business; or (iv) any purported termination of this Plan otherwise than as expressly permitted by this Plan. Notwithstanding the foregoing, no termination shall be deemed to be for Good Reason unless (1) Executive gives written notice to the Company of the event or condition claimed to constitute Good Reason within ninety (90) days of the first occurrence of such event or condition, (2) the Company fails to cure such event or condition within thirty (30) days of such notice, and (3) Executive gives a notice of termination specifying a date of termination not later than one hundred and twenty (120) days after delivery by Executive of the written notice to the Company of the event or condition claimed to constitute Good Reason.

4.Plan Benefits
For purposes of this Plan, “Plan Benefits” consist of (i) Scheduled Severance Pay calculated as provided in Section 4A, (ii) Additional Severance calculated as provided in Section 4B and Section 4C, and (iii) Equity Benefits as provided in Section 4D. The Company shall pay the Scheduled Severance Pay and Additional Severance to Executive in a lump sum not later than ten (10) days after the Effective Date of the Executive’s Qualifying Termination; provided that, no portion of the Scheduled Severance Pay or Additional Severance that is payable on account of an Executive’s Separation from Service shall be paid earlier than the end of the Separation Delay Period if the payment is on account of such Separation from Service and at that date the Executive is a Specified Employee; provided that, such delay in payment shall not apply to any portion of the Scheduled Severance Pay or Additional Severance that is excepted from such delay under the Code Section 409A Rules as a Short-Term Deferral or Separation Pay. The Company shall pay the Equity Benefits as provided in Section 4D upon the Executive’s Qualifying Termination; provided that, no portion of the Equity Benefits that is payable as a result of the Executive’s Separation from Service, shall be paid prior to the end of the Separation Delay Period if on the date of such Separation from Service the Executive was a Specified Employee; and provided further that, such delay in payment shall not apply to any such amounts that are excepted from such delay under the Code Section 409A Rules as Short-Term Deferrals or Separation Pay.
a.An Executive’s “Scheduled Severance Pay” is the product of the Executive’s Base Pay times the Executive’s Applicable Tier Multiplier.
b.An Executive’s “Additional Severance” is the sum of the Executive’s Benefits Continuation Amount, calculated as provided in Section 4C below, and the Executive’s Bonus Severance, calculated as provided in this Section 4B.
(i)An Executive’s “Bonus Severance” is the product of the Executive’s Applicable Bonus times the Executive’s Applicable Tier Multiplier, together with an additional amount equal to the Executive’s Current Pro-rata Bonus.

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(1)An Executive’s “Applicable Bonus” is the greatest of (A) the average of the bonus amounts actually paid to the Executive under the Rayonier annual incentive bonus plan (the “Bonus Plan”) in the three year period comprised of the year of the Qualifying Termination and the two immediately preceding calendar years, (B) the Executive’s Target Bonus Award under the Bonus Plan for the year in which the Change in Control takes place or (C) the Executive’s Target Bonus Award under the Bonus Plan in the year of Qualifying Termination. The Executive’s Applicable Bonus shall be determined without regard to any election the Executive may have made to defer receipt of all or any portion thereof as if there had been no deferral election in effect.
(2)An Executive’s “Current Pro-rata Bonus” is equal to the product of the Executive’s Applicable Bonus times a fraction the numerator of which is the number of months or portion thereof lapsed in the then current year prior to the Qualifying Termination and the denominator of which is twelve.
c.Benefits Continuation Amounts. The Executive’s Benefits Continuation Amount is the sum of the Executive’s Retirement Savings Adjustment and Other Benefits Adjustment. The Executive’s Retirement Savings Adjustment shall be in addition to amounts to which Executive is entitled under the Retirement Plan for Salaried Employees of Rayonier Inc., the Retirement Plan for Salaried Employees of ITT Corporation, the Rayonier Investment and Savings Plan for Salaried Employees and the Supplemental Plans (collectively, the "Retirement Plans"), in effect on the Effective Date of the Qualifying Termination. (Capitalized terms in this Section 4C that are not otherwise defined here or elsewhere in this Plan shall have the meaning ascribed to them in the applicable Retirement Plans.)
(i)An Executive’s “Retirement Savings Adjustment” is an amount equal to the excess of (X) over (Y), where (X) is the “Equivalent Actuarial Value” of the benefit to which Executive would have been entitled under the terms of the Retirement Plans, without regard to "vesting" thereunder, had Executive accumulated an additional 3 years of eligibility service as a fully vested participant in the Retirement Plans and an additional 3 years of benefit service in all the Retirement Plans other than the Retirement Plan for Salaried Employees of ITT Corporation and the ITT Supplemental Plans and as if Executive were 3 years older, solely for purposes of benefit eligibility and determining the amount of reduction in benefit on account of payment commencing prior to the Executive's normal retirement date, and by defining Executive's “Final Average Compensation” as equal to the greater of Executive's Base Pay on the Effective Date of Executive's Qualifying Termination or Executive's Final Average Compensation as determined under the terms of the Retirement Plan for Salaried Employees of Rayonier Inc., and (Y) is the Equivalent Actuarial Value of the amounts otherwise actually payable to Executive under the Retirement Plans. The Equivalent Actuarial Value shall be determined using the same assumptions

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utilized under the Rayonier Inc. Excess Benefit Plan upon the date of payment of the Benefits Continuation Amount and based on Executive's age on such date.
Notwithstanding the foregoing, for purposes of calculating the Retirement Savings Adjustment, Executive shall not be required to contribute to the Rayonier Investment and Savings Plan for Salaried Employees (the “Savings Plan”) or the Rayonier Inc. Excess Savings and Deferred Compensation Plan (the “Excess Plan”) as a condition to receiving the Retirement Savings Adjustment nor shall the Company be required to include in the Retirement Savings Adjustment amounts attributable to contributions Executive would have made under the Savings Plan or the Excess Plan had Executive continued to participate in those plans. The Company shall only be obligated to include in the Retirement Savings Adjustment the Company contributions that would have been made under the Savings Plan and the Excess Plan had Executive continued to participate in those plans at the level of compensation and rate of contribution in effect as of the pay date immediately preceding the Effective Date of the Qualifying Termination, without allocating any deemed earnings to said Company contributions.
(ii)Other Benefits Adjustment. The “Other Benefits Adjustment” is an amount equal to the sum of the Medical Benefits Payment and the Outplacement Services, determined as provided in subsections (1) - (3) below.
(1)An Executive’s “Medical Benefits Payment” is the product of the employer contribution component of the health and welfare plans maintained for the Executive as of the Change in Control under the applicable employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) maintained by the Company for the benefit of the Company's employees at such date, times the Executive’s Applicable Tier Multiplier, discounted for present value applying a 4% discount rate.
(2)“Outplacement Services” means the cost of outplacement services, the scope and provider of which shall be selected by Executive in his or her sole discretion, for a period not to extend beyond twelve (12) months after the Effective Date of Executive's Qualifying Termination, in an amount not to exceed $30,000 in the aggregate.
d.Equity Benefits. Company shall provide to Executive the following additional benefits upon a Qualifying Termination of the Executive, to the extent not actually provided under an Applicable Incentive Stock Plan of the Company (collectively, the “Equity Benefits”). Terms used in this Section 4D not otherwise defined in this Plan shall have the meaning assigned in the Applicable Incentive Stock Plan.
(i)Options. The Company shall cause (a) all of the options to purchase the Common Shares of the Company ("Stock Options") granted to Executive prior to the Qualifying Termination by the Company to become immediately exercisable in full in accordance with the terms of the Applicable Incentive Stock Plan pursuant

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to which they were issued (provided that no Stock Option shall be exercisable after the termination date of such Stock Option).
(ii)Restricted Stock. The Company shall (a) cause Executive to immediately vest in all outstanding shares of Restricted Stock that were the subject of an Award under an Incentive Stock Plan of the Company which Restricted Stock is held by or for the benefit of the Executive immediately prior to the Qualifying Termination without any remaining restrictions other than those imposed by applicable securities laws, (b) issue stock certificates in respect thereof to Executive without a restrictive legend and (c) permit Executive to tender within 60 days of the Qualifying Termination all such Restricted Stock to the Company and in the event of such a tender forthwith pay to the Executive the Fair Market Value therefore.
(iii)Performance Share Awards. In the event of a Qualifying Termination, Awards of “Performance Shares” under all “Performance Share Award Programs” shall be settled as follows: (a) with respect to any Award for which the applicable Performance Period is more than 50% completed, the Performance Period shall be deemed to end as of the Qualifying Termination and the Executive shall receive the greater of (1) the Award resulting from actual performance achievement measured under the applicable program, as determined by the Committee and (2) the Award at 100% of target performance under the applicable program; and (b) with respect to any Award as to which the applicable Performance Period is not more than 50% completed, the Executive shall receive the Award at 100% of target performance under the applicable program. Performance Shares due hereunder shall be settled in cash and paid on the basis of the Fair Market Value.
(iv)Coordination with Incentive Stock Plans. Any amounts paid hereunder shall be an offset against amounts otherwise due from the Company under the Applicable Incentive Stock Plan in respect of the same Award covered herein.
(v)Coordination with Section 409A. If at any time the payment of an Equity Benefit would be deemed to be payable to an Executive as a result of the Executive’s Separation from Service, payment of such Equity Benefit shall not be made earlier than the end of the Separation Delay Period where on the date of the Separation from Service the Executive was a Specified Employee; provided that, such delay in payment shall not apply to any portion of the Equity Benefit that is excepted from such delay under the Code Section 409A Rules as a Short-Term Deferral, Separation Pay or otherwise
5.Dispute Resolution

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a.In the event any dispute arises between Executive and the Company as to the validity, enforceability and/or interpretation of any right or benefit afforded by this Plan, at Executive's option such dispute shall be resolved by binding arbitration proceedings in accordance with the rules of the American Arbitration Association. The arbitrators shall presume that the rights and/or benefits afforded by this Plan which are in dispute are valid and enforceable and that Executive is entitled to such rights and/or benefits. The Company shall be precluded from asserting that such rights and/or benefits are not valid, binding and enforceable and shall stipulate before such arbitrators that the Company is bound by all the provisions of this Plan. The burden of overcoming by clear and convincing evidence the presumption that Executive is entitled to such rights and/or benefits shall be on the Company. The results of any arbitration shall be conclusive on both parties and shall not be subject to judicial interference or review on any ground whatsoever, including without limitation any claim that the Company was wrongfully induced to enter into this agreement to arbitrate such a dispute.
The Company shall pay the cost of any arbitration proceedings under this Plan. Executive shall be entitled (within two (2) business days of requesting such advance) to an advance of the actual legal fees and expenses incurred by such Executive in connection with such proceedings and Executive shall be obligated to reimburse the Company for such fees and expenses in connection with such arbitration proceedings only if it is finally and specifically determined by the arbitrators that Executive's position in initiating the arbitration was frivolous and completely without merit.
b.In the event Executive is required to defend in any legal action or other proceeding the validity or enforceability of any right or benefit afforded by this Plan, the Company will pay any and all actual legal fees and expenses incurred by such Executive regardless of the outcome of such action and, if requested by Executive, shall (within two business days of such request) advance such expenses to Executive. The Company shall be precluded from asserting in any judicial or other proceeding commenced with respect to any right or benefit afforded by this Plan that such rights and benefits are not valid, binding and enforceable and shall stipulate in any such proceeding that the Company is bound by all the provisions of this Plan.
c.Amounts payable by the Company under this Section 5 shall in the first instance be paid by the trustee under the trust established by that certain Trust Agreement, known as the “Legal Resources Trust” authorized by the Compensation and Management Development Committee on July 20, 2001, to the extent such amounts were previously transferred by the Company to the trustee of the Legal Resources Trust.
6.Covenants of Executive
a.As a condition to the receipt of a designated portion of the Equity Benefits and the other Plan Benefits otherwise payable hereunder (such portion, the “Covenant Amount”) and in consideration thereof, Executive shall be deemed to have made and be bound by the “Change in Control Covenants” (defined below), which at the request of the Company shall be acknowledged by Executive in a simple declarative statement “I hereby confirm

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that I am bound by the Change in Control Covenants” attested to in writing by the Executive. The Covenant Amount shall be equal to so much of the identified amount payable in cash as the Company shall designate in a written notice to Executive given within thirty (30) days of the Qualifying Termination; provided that, the Covenant Amount shall not exceed an amount equal to the Base Pay of Executive immediately before the Qualifying Termination, multiplied by the Executive’s Applicable Tier Multiplier and determined by the Company in good faith to be reasonable compensation for the Change in Control Covenants. By way of explanation and clarification, the Covenant Amount shall not be an additional payment beyond whatever is otherwise provided for within this Plan; rather, a portion of the payments that the Executive will otherwise receive hereunder shall be allocated as the Covenant Amount. An Executive who receives a benefit under this Plan cannot opt to forego making the Change in Control Covenants.
b.The Executive’s “Change in Control Covenants” are the Confidentiality Covenants set forth in this Section 6B.
(i)Confidentiality Covenants. While employed by the Company following the Change in Control, and for a period of two (2) years following a Qualifying Termination (the “Confidential Information Period”), Executive covenants that Executive shall not disclose or make available to any person or entity any “Confidential Information” (as defined below) and shall not use or cause to be used any Confidential Information for any purpose other than fulfilling Executive’s employment obligations to the Company, without the express prior written authorization of the Company. For this purpose, “Confidential Information” means all information about the Company relating to any of its products or services or any phase of operations, including, without limitation, business plans and strategies, trade secrets, know-how, contracts, financial statements, pricing strategies, costs, customers and potential customers, vendors and potential vendors, marketing and distribution information, business results, software, hardware, databases, processes, procedures, technologies, designs, concepts, ideas, and methods not generally known through legitimate means to any of its competitors with which Executive became acquainted during the term of employment by the Company. Confidential Information also includes confidential information of third parties made available to the Company on a confidential basis, but does not include information which is generally known to the public without breach by Executive, (b) was given to Executive by a third party without any obligation of confidentiality, or (c) was obtained or independently developed by Executive prior to or following employment by the Company without the use of information that is otherwise Confidential Information.
c.Remedies Limited to Equitable Relief. By accepting payment of the Covenant Amount, Executive shall be deemed (a) to have acknowledged that in the event Executive breaches any of the Change in Control Covenants, the damages to the Company would be

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irreparable and that the Company shall have the right to seek injunctive and/or other equitable relief in any court of competent jurisdiction to enforce the Change in Control Covenants and (b) to have consented to the issuance of a temporary restraining order to maintain the status quo pending the outcome of any proceeding. The foregoing shall be the exclusive remedy of the Company for a breach of the Change in Control Covenants and under no circumstances shall the Company be entitled to seek return of all or any portion of the Covenant Amount or of any other amount payable hereunder, nor shall the Company be awarded or accept monetary damages for any such breach.

7.Section 280G Cutback
a.Notwithstanding any provision of this Plan to the contrary, in the event that the payments and other benefits payable under this Plan or otherwise payable to an Executive under any other plan, program, arrangement or agreement maintained by the Company or one of its affiliates (i) would constitute an “excess parachute payment” (as defined under Code Section 280G) and (ii) would be subject to the excise tax imposed by Section 4999 of the Code, then such payments and other benefits shall be payable either (x) in full or (y) in a reduced amount that would result in no portion of such payments and other benefits being subject to the excise tax imposed under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state, and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by such Executive on an after-tax basis, of the greatest amount of severance benefits under this Plan or otherwise, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code.
b.The determination of whether it is necessary to decrease a payment or benefit to be paid under this Plan must be made in good faith by a nationally recognized certified public accounting firm (the “Accounting Firm”) selected by the Company. This determination will be conclusive and binding upon the Executive and the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity, or group effecting the Change in Control, the Company shall appoint another nationally recognized certified public accounting firm to make the determination required under this Plan. The Company shall bear all fees of the Accounting Firm. If a reduction is necessary, the Executive will have the right to designate the particular payment or benefit to be reduced or eliminated so that no portion of the payment or benefit to be paid to the Executive will be an excess parachute payment subject to the deduction limits under Section 280G of the Code and the excise tax under Section 4999 of the Code. However, no payment of “deferred compensation” (as defined under Treasury Regulation Section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation Sections 1.409A-1(b)(3) through (b)(12)) may be reduced to the extent that a reduction can be made to any payment or benefit that is not “deferred compensation.”
8.Definitions
The following terms used in this Plan have the indicated meaning:

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“Additional Severance” with respect to an Executive means the sum of Executive’s Benefits Continuation Amount and Executive’s Bonus Severance as set forth in Section 4B.
“Applicable Bonus” has the definition set forth in Section 4B(i)(1).
“Applicable Incentive Stock Plan” means the 2004 Rayonier Incentive Stock and Management Bonus Plan, as amended, or the Rayonier Incentive Stock Plan, as amended, as the context dictates, as in effect immediately prior to a Change in Control.
“Applicable Tier Multiplier” means three (3) for Tier I Executives and two (2) for Tier II Executives.
“Award” has the meaning set forth in the Applicable Incentive Stock Plan, as the context requires.
“Base Pay” means the annual base salary rate payable to Executive at the Effective Date of the Qualifying Termination, including compensation converted to other benefits under a flexible pay arrangement maintained by the Company or deferred pursuant to a written plan or agreement with the Company, provided that, such annual base salary rate shall in no event be less than the highest annual base salary rate paid to Executive at any time during the twenty-four (24) month period immediately preceding the Change in Control.
“Benefits Continuation Amount” with respect to an Executive means the amount calculated as provided in Section 4C and payable upon a Qualifying Termination.
“Bonus Plan” has the definition set forth in Section 4B(i)(1).
“Bonus Severance” with respect to an Executive means the sum of the amount calculated under Section 4B(i)(1) and the Current Pro-rata Bonus calculated under Section 4B(i)(2), and payable upon a Qualifying Termination.
“Cause” has the definition provided in Section 3B.
“Change in Control” means the occurrence of any one or more of the following events:
(i)subject to the conditions contained in the final paragraph of this definition, the filing of a report on Schedule 13D with the Securities and Exchange Commission pursuant to Section 13(d) of the Act disclosing that any person, other than the Company or any employee benefit plan sponsored by the Company, is the beneficial owner, as defined in Rule 13d-3 under the Act (“Beneficial Owner”), directly or indirectly, of securities representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding Voting Securities (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Voting Securities); or
(ii)the purchase by any person, other than the Company or any employee benefit plan sponsored by the Company, of Voting Securities pursuant to a tender offer or exchange offer to acquire any Voting Securities of the Company (or securities convertible into such Voting Securities) for cash, securities, or any other

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consideration, provided that after consummation of the offer, the person in question is the Beneficial Owner, directly or indirectly, of securities representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding Voting Securities (all as calculated under clause (i) of this definition); or
(iii)the approval by the shareholders of the Company and the subsequent consummation of any transaction pursuant to which the Company is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation, or pursuant to which Common Shares of the Company would be converted into cash, securities, or any other consideration of a third party, or any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company (any such merger or other transaction, sale, lease, exchange or other transfer referred to as a “Business Combination”), unless following such Business Combination, all or substantially all of the individuals and entities who were the Beneficial Owners of the outstanding Voting Securities immediately prior to such Business Combination are the Beneficial Owners, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding voting securities (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire voting securities) entitled to vote generally in the election of directors of the Successor Entity in substantially the same proportions as their ownership of the outstanding Voting Securities immediately prior to such Business Combination (for purposes of this provision, the term “Successor Entity” means the entity resulting from the Business Combination, including without limitation, an entity which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries); or
(iv)a change in the composition of the Board of the Company or the board of directors of any Successor Entity at any time during any consecutive 24-month period such that Continuing Directors cease for any reason to constitute at least a majority of the Board.
For purposes of this definition of “Change in Control,” the term “Voting Securities” means any securities of the Company that vote generally in the election of members of the Board, and the term “Continuing Directors” means those members of the Board who either were directors at the beginning of a consecutive 24-month period or were elected during such period by or on the nomination or recommendation of at least seventy percent (70%) of the then-existing Board, excluding for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by on or behalf of a “person” (as used in Section 13(d) of the Act) other than the Board.

So long as there has not been a Change in Control within the meaning of clause (iv) above, the Board may adopt by a vote of at least seventy percent (70%) of the Continuing Directors a resolution to the effect that the occurrence of an event described in clause (i) (a “Clause (i) Event”) does not constitute a “Change in Control” (an “Excluding Resolution”) or a

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resolution to the effect that the occurrence of a Clause (i) Event does constitute a “Change in Control” (an “Including Resolution”). The adoption of an Excluding Resolution with respect to any Clause (i) Event shall not deprive the Board of the right to adopt an Including Resolution with respect to such Clause (i) Event at a later date. A Clause (i) Event shall not in and of itself constitute a “Change in Control” until the earlier of (x) the effective date of an Including Resolution with respect thereto or (y) the passage of a period of 30 calendar days after the occurrence thereof without an Excluding Resolution having been adopted with respect thereto; notwithstanding the adoption of an Excluding Resolution within the 30-day period referred to in (y), an Including Resolution may subsequently be adopted with respect to the relevant Clause (i) Event while it continues to exist, in which event a “Change in Control” shall be deemed to have occurred for purposes of this definition upon the effective date of such Including Resolution. The provisions of this paragraph of the definition of “Change in Control” relate only to situations where a Clause (i) Event has occurred and no Change in Control within the meaning of clause (ii), (iii), or (iv) of the preceding paragraph has occurred, and nothing in this paragraph shall derogate from the principle that the occurrence of an event described in clause (ii), (iii), or (iv) of the preceding paragraph shall be deemed an immediate Change in Control regardless of whether or not a Clause (i) Event has occurred and an Excluding Resolution or Including Resolution become effective.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and “Code Section 409A Rules" shall mean Section 409A of the Code and the final regulations and other IRS guidance promulgated thereunder, as in effect from time to time.
“Committee” means the Compensation and Management Development Committee of the Board of Directors of the Company.
“Company” means Rayonier Inc. and any successor to, or assignee of, the business or assets thereof that becomes bound by this Plan as provided in Section 10.
“Confidentiality Covenants” with respect to an Executive are the covenants set forth in Section 6B(i) and for which purpose “Confidential Information” has the definition set forth in Section 6B(i).
“Covenant Amount” with respect to an Executive is the cash portion of Plan Benefits designated as provided in Section 6A.
“Current Pro-rata Bonus” has the definition set forth in Section 4B(i)(2).
“Disability” has the definition provided in Section 3B.
“Effective Date of the Qualifying Termination” is the date the Company selects as the Executive's last day of active full-time employment.
“Equity Benefits” with respect to an Executive means the Plan Benefits payable as provided in Section 4D upon a Qualifying Termination, for which purpose (1) “Performance Period” and “Restricted Stock” have the meanings set forth in the Applicable Incentive Stock Plan, and (2) “Stock Options,” “Performance Shares,” and “Performance Share Award Programs” have the meanings set forth in Section 4D.

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“Equivalent Actuarial Value” has the definition applicable under the Retirement Plans.
“Excess Plan” has the definition provided in Section 4C(i).
“Executive” means a person identified on Appendix A, as amended from time to time by the Committee prior to a Change in Control.
“Fair Market Value” means the value of the Stock as the Committee may determine in good faith by reference to the price of such stock on any established stock exchange or a national market system on the day of determination if the Stock is so listed on any established stock exchange or a national market system. If the Stock is not listed on any established stock exchange or a national market system, the value of the Stock will be determined by the Committee in good faith.
“Final Average Compensation” has the meaning applicable under the Retirement Plans.
“Good Reason” has the definition provided in Section 3B.
“Legal Resources Trust” has the definition provided in Section 5C.
“Medical Benefits Payment” means the amount calculated in accordance with Section 4C(ii)(1).
“Other Benefits Adjustment” has the definition in Section 4C(ii).
“Outplacement Services” has the definition set forth in Section 4C(ii)(3).“Performance Shares” and “Performance Share Award Programs” mean the right to receive contingent performance shares or performance shares (or other Awards) to be made at the end of a performance period under programs adopted by the Committee under Section 6 of the Applicable Incentive Stock Plan under which such program was authorized, upon attainment of the comparative performance measures provided for in such program.
“Plan Benefits” has the definition provided in Section 4.
“Plan Change” has the definition set forth in Section 13
“Plan” means this Executive Severance Pay Plan effective as provided in Section 17.
“Qualifying Termination” has the definition provided in Section 3A.
“Retirement Plans” has the definition provided in Section 4C.
“Retirement Savings Adjustment” with respect to an Executive means the amount calculated in accordance with Section 4C(i), for which purpose “normal retirement date” means the first of the month that coincides with or follows Executive's 65th birthday.
“Savings Plan” has the definition set forth in Section 4C(i).
“Scheduled Severance Pay” with respect to an Executive means the amount calculated as provided in Section 4A and payable upon a Qualifying Termination.

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“Separation Benefits” as provided in Section 3A means with respect to an Executive means the sum of the Executive’s Scheduled Severance Pay and Additional Severance payable in respect of a Qualifying Termination.
“Separation Delay Period” shall mean the six month period following the date of a Executive’s Separation from Service (or such other applicable period as may be provided for by Section 409A(a)(2)(B)(i) of the Code as in effect at the time), or earlier upon the death of the Executive, such that any payment delayed during the Separation Delay Period is to be paid on the first business day of the seventh month following the Separation from Service or, if earlier, such Executive’s death.
“Separation from Service” and “Separation Pay” and “Short-Term Deferral” and “Specified Employee” shall have the respective meanings assigned such terms under the Code Section 409A Rules.
“Severance Trust” has the definition provided in Section 11. “Stock” has the meaning set forth in the applicable Incentive Stock Plan.
“Supplemental Plans” means any excess benefit plan, within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder (“ERISA”), or any supplemental executive retirement plan or other employee pension benefit plan, within the meaning of Section 3(2) of ERISA, not intended to be qualified under Section 401 (a) of the Code, maintained by the Company or by ITT Corporation, subject to the terms and conditions of such plans, in which the Executive is entitled to benefits by virtue of his employment with the Company or prior employment by ITT Corporation.
“Target Bonus Award” means the standard bonus target percentages of base salaries, as defined under the Bonus Plan for the respective executive salary grades as determined pursuant to Company base salary compensation schedules in effect for eligible executives at a 100 percent performance factor as of December 31 of the year in which the Change in Control takes place.
“Tier I” or “Tier II” means the designation assigned to an Executive on Appendix A as adopted and in effect immediately prior to a Change in Control.
9.Release
No Separation Benefits will be provided under this Plan unless Executive executes and delivers to the Company a mutual release, satisfactory to the Company, in which Executive discharges and releases the Company and the Company's directors, officers, employees, and employee benefit plans from all claims (other than for benefits, to which Executive is entitled under this Plan or any Company employee benefit plan) arising out of Executive's employment or termination of employment and the Company discharges and releases Executive from any and all claims arising out of Executive's employment or termination of employment with the Company.

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10.Successor to Company
This Plan shall bind any successor of the Company, its assets, or its businesses (whether direct or indirect, by purchase, merger, consolidation, or otherwise), in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place.
In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company's obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
11.Administration of Plan/Coordination with Severance Trust
The Company is the Named Fiduciary for the Plan under ERISA. The Committee is the Plan Administrator, which shall have the exclusive right to interpret this Plan, adopt any rules and regulations for carrying out this Plan as may be appropriate and, except as otherwise provided in this Plan, decide any and all matters arising under this Plan. All interpretations and decisions by the Committee shall be final, conclusive and binding on all parties affected thereby.
Amounts payable by the Company under this Plan (except under Section 5) may be made by direction of the Company to the trustee under the trust established by that certain Trust Agreement for the Rayonier Inc. Supplemental Senior Executive Pay Plan and for the Change in Control Agreement for W. Lee Nutter authorized by the Compensation and Management Development Committee on July 20, 2001 (the “Severance Trust”), to the extent such amounts were previously transferred by the Company to the trustee of the Severance Trust, but shall be deemed to have been paid only upon receipt by the Executive.
12.Claims Procedure
If an employee or former employee makes a written request alleging a right to receive benefits under this Plan or alleging a right to receive an adjustment in benefits being paid under the Plan, the Company shall treat it as a claim for benefit. All claims for benefit under the Plan shall be sent to the Company’s Senior Vice President, Administration, or such other officer as may be designated by the Committee, and must be received within thirty (30) days after termination of employment. If the Company determines that any individual who has claimed a right to receive benefits, or different benefits, under the Plan is not entitled to receive all or any part of the benefits claimed, it will inform the claimant in writing of its determination and the reasons therefor in terms calculated to be understood by the claimant. The notice will be sent within ninety (90) days of the claim unless the Company determines additional time, not exceeding ninety (90) days, is needed. The notice shall make specific reference to the pertinent Plan provisions on which the denial is based, and describe any additional material or information as necessary. Such notice shall, in addition, inform the claimant what procedure the claimant should follow to take advantage of the review procedures set forth below in the event the claimant desires to contest the denial of the claim. The claimant may within ninety (90) days thereafter submit in writing to the Company a notice that the claimant contests the denial of his or her claim by the Company and desires a further review. The Company shall within sixty (60) days thereafter review the claim and authorize the claimant to appear personally and review pertinent documents and submit issues and comments relating to the claim to the persons responsible for making the determination on behalf of the Company. The Company will render its final decision with specific reasons therefor in writing and will transmit it to the claimant within sixty (60) days of the written request for review, unless the Company determines additional time, not exceeding

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sixty (60) days, is needed, and so notifies the employee. If the Company fails to respond to a claim filed in accordance with the foregoing within sixty (60) days or any such extended period, the Company shall be deemed to have denied the claim. If the appeal is denied, the Committee’s written notification to the claimant shall set forth: (1) the specific reason for the adverse determination; (2) specific reference to pertinent provisions on which the Committee based its adverse determination; (3) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies, of, all documents, records and other information relevant to the claimant’s claim for benefits; and (4) a statement that the claimant has a right to bring a civil action under Section 502(a) of ERISA.
13.Termination or Amendment
The Committee or the Company's Board of Directors may amend or terminate this Plan (a "Plan Change") at any time, except that no such Plan Change may reduce or adversely affect Separation Benefits for any Executive who has a Qualifying Termination within two years of the effective date of such Plan Change provided that Executive was a Covered Employee under this Plan on the date of the Plan Change; provided that (a) a change in Appendix A prior to a Change in Control shall not be deemed to be a Plan Change and (b) an Executive by accepting any benefit under this Plan that was introduced prior to a Change in Control and not available prior to the Plan Change, shall be deemed to have waived the two-year limitation. Notwithstanding the foregoing, for two years after the occurrence of a Change in Control event, this Plan may not be terminated or amended until after all Executives who become entitled to any payments hereunder shall have received such payments in full. Any extension, amendment, or termination of this Plan in accordance with the foregoing shall be made in accordance with the Company's charter and bylaws and applicable law, and shall be evidenced by a written instrument signed by a duly authorized officer of the Company, certifying that such action has been taken.
14.Plan Supersedes Prior Plans
This Plan supersedes and replaces all prior severance policies, plans, or practices maintained by the Company with respect to all Covered Employees other than individualized written agreements executed by the Company and Executive.
15.Unfunded Plan Status
This Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Section 401 of ERISA. All payments pursuant to the Plan shall be made from the general funds of the Company and no special or separate fund shall be established or other segregation of assets made to assure payment. No Executive or other person shall have under any circumstances any interest in any particular property or assets of the Company as a result of participating in the Plan. Notwithstanding the foregoing, the Company may but shall not be obligated to create one or more grantor trusts, such as the Legal Resources Trust and the Severance Trust, the assets of which are subject to the claims of the Company's creditors, to assist it in accumulating funds to pay its obligations under the Plan.
16.Miscellaneous
Except as provided in this Plan, Executive shall not be entitled to any notice of termination or pay in lieu thereof.

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In cases where Severance Pay is provided under this Plan, pay in lieu of any unused current year vacation entitlement will be paid to Executive in a lump sum.
This Plan is not a contract of employment, does not guarantee any Executive employment for any specified period and does not limit the right of the Company to terminate the employment of any Executive at any time.
The section headings contained in this Plan are included solely for convenience of reference and shall not in any way affect the meaning of any provision of this Plan.
If, for any reason, any one or more of the provisions or part of a provision contained in this Plan shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Plan not held so invalid, illegal or unenforceable, and each other provision or part of a provision shall to the full extent consistent with law remain in full force and effect.
17.Adoption Date and Amendment
This Plan was first adopted effective March 1, 1994. On May 16, 1997, changes to the Plan were approved effective as of June 1, 1997. Subsequently on July 18, 1997, additional changes to the Plan were approved effective retroactive to June 1, 1997.
On September 2, 2005, this amended and restated Plan was approved and adopted and renamed the Rayonier Inc. Executive Severance Pay Plan, effective as of that date, and on December 6, 2007, the Plan was amended to make certain changes to reflect the Code Section 409A Rules. In February 2015, additional changes were made and the Plan was amended and restated, and in July 2016, the Plan was again amended and restated. On October 14, 2020, the Plan was again amended and restated, effective January 1, 2021.

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